UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Section 240.14a-12.

INTELLI-CHECK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

FOR IMMEDIATE RELEASE

CONTACTS:
Stephen D. Axelrod, CFA
Peter J. Mundy, CFO	Alisa D. Steinberg (Media)
Intelli-Check, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
Tel. (516) 992-1900	Tel. (212) 370-4500 Fax (212) 370-4505
steve@wolfeaxelrod.com
alisa@wolfeaxelrod.com

INTELLI-CHECK FILES PRELIMINARY PROXY STATEMENT

WOODBURY, N.Y. - January 22, 2008 -- Intelli-Check, Inc. (AMEX: IDN) today announced that it has filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement for a special meeting of its stockholders. The date of the special meeting of stockholders will be specified in the definitive proxy statement that will be filed with the SEC and mailed to stockholders following either the SEC's review of the preliminary proxy statement or, alternatively, the SEC's election not to review the preliminary proxy statement.

At the special meeting, Intelli-Check’s stockholders will be asked to approve the previously announced merger with Mobilisa, as well as a series of measures that are necessary to complete the pending merger with Mobilisa, including an increase in the number of authorized shares of Intelli-Check’s common stock to 40,000,000 and an increase in the number of shares of common stock issuable pursuant to awards under the Company’s 2006 Equity Incentive Plan. Intelli-Check will also be asking stockholders to approve a change in Intelli-Check’s name to Intelli-Check - Mobilisa, Inc. Details of these proposals will be included in the definitive proxy statement that will be mailed to stockholders.

____________________________________

Intelli-Check, Inc. is the acknowledged leader in technology that helps assure the authenticity of driver licenses, state issued non-driver and military identification cards used as proof of identity. Our patented ID-CHECK technology instantly reads, analyzes, and verifies the encoded data in magnetic stripes and barcodes on government-issue IDs from approximately 60 jurisdictions in the U.S. and Canada to determine if the content and format is valid. For more information about Intelli-Check, visit www.intellicheck.com.

Mobilisa, Inc. is a leading high tech research and development company specializing in wireless technology and software applications for mobile and handheld wireless devices for the government and military. Mobilisa’s product line, Defense ID, is an advanced ID card access control product and is currently protecting over 50 military and federal locations. For more information about Mobilisa, visit www.mobilisa.com.

Additional Information

Stockholders of Intelli-Check and other interested persons are advised to read Intelli-Check’s preliminary proxy statement and, when available, definitive proxy statement, related to Intelli-Check’s solicitation of proxies for its special meeting of stockholders.  The proxy statement contains important information concerning, among other things, Intelli-Check’s proposed acquisition of Mobilisa. The proxy statement will be mailed to stockholders after the definitive proxy statement has been filed. The proxy statement and Intelli-Check’s annual, quarterly and current reports, as well as other documents filed by Intelli-Check with the Securities and Exchange Commission, can also be obtained without charge at the Securities and Exchange Commission’s internet site at (http://www.sec.gov). Stockholders will also be able to obtain a copy of the proxy statement, without charge, by directing requests to: Intelli-Check, Inc., 246 crossways Park West, Woodbury, NY 11797.

Intelli- Check and the directors and executive officers of Intelli-Check, may be deemed to be participating in the solicitation of proxies in respect of the proposed acquisition of Mobilisa. Information about Intelli-Check and Intelli-Check’s officers and directors is available in the preliminary proxy statement filed with the SEC on January 22, 2008, which includes a description of their direct and indirect interests in the transaction, by security holdings or otherwise, and/or potential conflicts of interest, is contained in the proxy statement.

###